Applied Digital Reports Fiscal Third Quarter 2026 Results
DALLAS, TX – April 8, 2026 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking and blockchain workloads, reported financial results for the fiscal third quarter ended February 28, 2026. The Company also provided operational updates.
Fiscal Third Quarter 2026 Financial Highlights
•Revenues: $126.6 million, up 139% from the prior year comparable period
•Net loss attributable to common stockholders: $100.9 million, down 179% from the prior year comparable period
•Net loss attributable to common stockholders per basic and diluted share: $0.36, down 125% from the prior year comparable period
•Adjusted revenue: $108.6 million
•Adjusted net income: $33.2 million
•Adjusted net income per diluted share: $0.09
•Adjusted EBITDA: $44.1 million
Adjusted revenue, Adjusted net Income, Adjusted net income per diluted share, and Adjusted EBITDA are non-GAAP measures. A reconciliation of each of these Non-GAAP Measures to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is set forth below. These non-GAAP measures exclude the results of the Cloud Services Business. See “Reconciliation of GAAP to Non-GAAP Measures.”
Recent Highlights
•Broke ground on Delta Forge 1, a 430 MW AI Factory campus spanning more than 500 acres in a strategic southern U.S. market. The project leverages the Company’s proven AI Factory blueprint and is designed to deliver up to 300 MW of critical IT load for high-density AI workloads, with initial operations expected to begin in mid-calendar 2027.
•Entered into a $100 million DevCo Facility with Macquarie Equipment Capital, to fund the initial sourcing, planning, development and construction costs for a new data center project and other potential projects.
•Appointed the Company's co-founder Jason Zhang as President to strengthen leadership as the Company scales its AI Factory platform.
Subsequent to the Quarter
•Completed a $2.15 billion private offering of 6.750% Senior Secured Notes due 2031, issued at 98% of par through its subsidiary APLD ComputeCo 2 LLC. Proceeds will fund the development and construction of 200 MW of critical IT load at the Polaris Forge 2 AI Factory campus in Harwood, North Dakota.
•Entered into agreements with CoreWeave intended to enhance the credit quality of the tenants under the 100 MW (ELN-02) and 150 MW (ELN-03) data center leases at the Polaris Forge 1 campus in Ellendale, North Dakota. As part of CoreWeave’s refinancing of related debt obligations, which received an investment-grade A3 rating (compared to CoreWeave Inc.’s BB rating), the Company restructured its leases with CoreWeave through a creditworthy CoreWeave SPV subsidiary, receiving unconditional springing guarantees from CoreWeave, Inc., guaranteeing CoreWeave's SPV's obligations under the restructured leases, and CoreWeave, Inc. posting a $50 million letter of credit securing the ELN-02 lease. These enhancements are expected to provide additional security for the Company’s 9.250% Senior Secured Notes due 2030.
Management Commentary
Applied Digital continues to differentiate itself in the high-power AI data center industry. Over two years ago, we were among the first to recognize the surging demand and broke ground on our first 100 MW facility. That early investment is now paying off.
“We now operate one of the only 100 MW direct-to-chip liquid-cooled data centers online today, and more importantly, it is fully operational. We believe that's what matters to our customers - turning power into live AI capacity, delivered on time and performing as expected. We are also starting to see the earnings power of our platform come through, with a full quarter of revenue from our first building now recognized. That initial 100 MW represents approximately one-sixth of our contracted capacity and one-tenth of what is operating or under construction, but we believe it begins to show what's possible from here as we continue to bring additional capacity online in the coming quarters,” said Wes Cummins, Chairman and Chief Executive Officer.
Construction remains on schedule across our North Dakota campuses. At Polaris Forge 1, we have completed construction of ELN-02, the 100 MW data center facility, which is now fully operational, and our 1,200 skilled craft professionals are continuing to advance the next two 150 MW facilities in parallel. At Polaris Forge 2, the 200 MW investment-grade hyperscaler campus, both buildings are progressing well, with foundations largely complete and work shifting to precast erection as mechanical, electrical, and plumbing trades mobilize for interior fit-out.
During the quarter, we broke ground on Delta Forge 1, a 300 MW critical IT load AI Factory campus spanning more than 600 acres in a strategic southern U.S. market, with initial operations expected in mid-calendar 2027.
Our power pipeline remains robust. While developing large-scale power infrastructure involves many variables, such as new generation, transmission lines, and regulatory approvals, we believe we have currently contracted only a small fraction, roughly one-sixth, of our long-term power potential.
With the addition of Delta Forge 1, we are now actively marketing four development sites in total. These include Delta Forge 1 in the southern U.S., one additional site in North Dakota, and two sites in unnamed states. Subject to receiving all necessary approvals for these sites, the total grid power capacity across these locations is approximately 1 GW. The campuses are in various stages of negotiation, with some in advanced stages.
“We are seeing a clear acceleration in demand for high-performance AI data center capacity, with hyperscalers as aggressive as we have ever seen them,” said Cummins. “Just three months ago, we referenced approximately $400 billion in annual capital expenditures from the largest U.S. hyperscalers. That figure has now been reported to have increased to nearly $700 billion. We believe these enormous investments highlight the intense pressure on power and infrastructure and that these trends will only increase the long-term value of our high-quality, lower-cost sites like those we operate today.”
Our Data Center Hosting business, which operates 286 MW for bitcoin mining, continues to deliver strong results and the highest return on assets in the company, generating nearly $14 million in segment operating profit this quarter on $120 million in net assets deployed.
As previously announced, we are completing a business combination of our Cloud business with EKSO Bionics Holdings, Inc. (Nasdaq: EKSO) to form ChronoScale Corporation, a dedicated accelerated-compute platform. Upon closing, Applied Digital expects to initially own approximately 97% of the combined entity.

We are also proud to invest in our communities. Through Applied Digital Cares, we recently awarded our first round of grants supporting education, health and wellness, innovation, and public safety, including upgrades for local fire departments.
We continue to focus on lowering the cost of our project-level debt. We recently completed a $2.15 billion private offering of 6.750% Senior Secured Notes due 2031, issued at 98% of par, to support the Polaris Forge 2 campus. Additionally, subsequent to quarter-end, we secured meaningful credit enhancements on our CoreWeave leases at Polaris Forge 1 tied to CoreWeave obtaining an investment-grade A3 refinancing for its subsidiary which became our tenant. We believe that, over time, we will be able to further reduce our overall cost of debt as these data centers become stabilized, cash-flowing assets. We expect this progress to serve as a key inflection point that will meaningfully enhance shareholder returns.
In summary, we remain focused on long-term execution, building a world-class data center region in the Dakotas with multiple hyperscalers while expanding into other strategic locations. Every new campus is intended to create one of the most valuable annuity streams available, a 15- to 30-year revenue stream backed by some of the strongest credits in the world. We remain confident in our ability to exceed our long-term goal of $1 billion in NOI within five years.
HPC Hosting Update
Our HPC Hosting Business designs, builds, and operates next-generation data centers, providing massive computing power to support HPC applications in a cost-effective model.
Operations commenced at our first HPC data center at Polaris Forge 1 with 100 MW of capacity in the previous quarter. A second 150 MW HPC data center is under construction at the same campus and is expected to come online in calendar 2026, while a third 150 MW facility is anticipated in calendar 2027.
On August 18, 2025, we broke ground on Polaris Forge 2, a $3 billion, 200 MW data center campus near Harwood, North Dakota. Initial capacity is anticipated in calendar 2026, with full capacity online by early calendar 2027. On October 22, 2025, we signed an approximately 15-year lease with a U.S. based investment-grade hyperscaler for 200 MW at Polaris Forge 2.
As noted above, during the quarter we also broke ground on Delta Forge 1, a 300 MW critical IT load AI Factory campus spanning more than 600 acres in a strategic southern U.S. market, with initial operations expected in mid-2027
Revenue from our HPC Hosting business totaled $71.0 million for the quarter, including $44.1 million related to base rent, $18.9 million related to tenant fit-out services, and $8.1 million related to power pass through arrangements and other ancillary revenue streams.
Data Center Hosting Update
Applied Digital’s Data Center Hosting Business operates data centers to provide energized space to Bitcoin/crypto mining customers. As of February 28, 2026, the Company’s 106 MW facility in Jamestown, ND, and 180 MW facility in Ellendale, ND, were operating at full capacity.
During the three months ended February 28, 2026, the Company generated $37.5 million in revenue from the Data Center Hosting Business segment, representing an increase of 7% compared to the $35.2 million during the three months ended February 28, 2025. The growth was primarily driven by performance improvements across the Company’s data center hosting facilities.

We are very pleased with our Data Center Hosting Business, which generated $13.9 million in segment operating profit for the three months ended February 28, 2026 on $119.6 million in reported assets at the end of the period.
Cloud Services Business Update
On December 30, 2025, Applied Digital announced a proposed business combination of its cloud business, operated through the Company's wholly owned subsidiary, Applied Digital Cloud Corporation with EKSO Bionics Holdings, Inc. (Nasdaq: EKSO) ("EKSO") to form ChronoScale Corporation, a dedicated accelerated-compute platform for GPU-optimized AI infrastructure (the "Business Combination"). Upon closing, (i) Applied Digital Cloud Corporation will become a wholly owned subsidiary of EKSO, (ii) EKSO will, immediately after the consummation of the Business Combination, continue as the parent of the combined company, and (iii) EKSO will change its name to ChronoScale Corporation. Applied Digital is expected to own approximately 97% of the combined company, which is expected to be listed on the Nasdaq upon closing and trade under the symbol “CHRN.” We believe that the proposed Business Combination will allow both the cloud compute and data center businesses to scale independently, providing greater strategic and capital flexibility while enhancing long-term shareholder value.

The proposed Business Combination is subject to the receipt of customary regulatory approvals and satisfaction of closing conditions and is expected to close in the fourth fiscal quarter of 2026.
As Management’s plan for the Cloud Services Business changed in connection with the execution of the definitive agreements for the Business Combination, the Cloud Services Business no longer qualifies as held for sale and discontinued operations. As such, for all periods presented herein, the assets and liabilities associated with the Cloud Services Business have been reclassified on the condensed consolidated balance sheet back to their respective financial statement lines and the results of operations recast as continuing operations on the condensed consolidated statements of operations.
We consider the Data Center Hosting Business and the HPC Hosting Business to represent our core operations for long-run strategic and performance evaluation purposes as we evolve into a pure-play data center platform moving forward. Accordingly, we excluded the results of the Cloud Services Business in our Non-GAAP results presented herein. See “Reconciliation of GAAP to Non-GAAP Measures.”
Financial Results from Operations for Fiscal Third Quarter 2026
Operating Results
Total revenues in the fiscal third quarter 2026 were $126.6 million compared to $52.9 million, up 139% from the fiscal third quarter 2025. Approximately $71.0 million of the increase was due to revenue generated related to our HPC Hosting Business, with approximately $44.1 million related to base rent, $18.9 million related to tenant fit-out services and $8.1 million related to power pass through arrangements and other ancillary revenue streams as our first HPC data center at our Polaris Forge 1 campus was fully operating during the current quarter. The remaining increase in revenue was due to performance improvements in our other segments during the three months ended February 28, 2026 compared to the three months ended February 28, 2025.
Cost of revenues in the fiscal third quarter 2026 were $72.8 million compared to $49.1 million, up 48% from the fiscal third quarter 2025. The increase was primarily driven by an increase of $18.0 million in expenses associated with tenant fit-out services for our HPC Hosting Business, an increase of $4.8 million in personnel expenses due to the increase in headcount as well as other related costs directly supporting revenue, an increase of $4.1 million in energy costs associated with our Data Center Hosting Business, and an increase of $2.0 million in depreciation and amortization expense due to an increase in owned and leased assets in-service directly supporting revenue. These increases were partially offset by a decrease of $5.2 million in lease and lease related expenses due to the renegotiations of certain of our leases during fiscal year 2026.
Selling, general and administrative expenses in the fiscal third quarter 2026 were $79.7 million compared to $22.7 million, up 251% from the fiscal third quarter of 2025 driven by the Company’s overall business growth. This increase was due to increases of $39.3 million in stock based compensation due to accelerated vesting of certain employee stock awards as well as grant activity associated with the increase in headcount, $8.6 million in professional service expense primarily related to legal services provided on discrete transactions and projects, as well as general support of the business, $5.1 million in personnel expenses related to the increase in headcount, and $8.0 million in other selling, general, and administrative expense such as travel, computer and software expenses. These increases were partially offset by a decrease of $3.9 million in lease and lease related expense due to the renegotiations of certain of our leases during fiscal year 2026.
Loss on classification of held for sale was $59.7 million for the three months ended February 28, 2026, due to the write down of the Cloud Services Business assets to their carrying value as of February 15, 2026, when it no longer qualified as held for sale. There was no such loss recorded in the prior year comparative period.
Interest (income) expense, net in the fiscal third quarter 2026 was interest income, net of $2.4 million compared to interest expense, net of $8.9 million, down 127%, from the fiscal third quarter 2025. The change was due to an increase of $19.3 million in interest income due to an increase in funds held in interest-bearing demand deposit accounts and a decrease of $3.0 million in finance lease interest associated with the renegotiation of the majority of our finance leases during the three months ended February 28, 2026. This decrease was partially offset by increases of $9.9 million in loan interest expense and $1.1 million in issuance costs amortization as we entered into more debt arrangements during the three months ended February 28, 2026.
Gain on change in fair value of derivatives was $9.4 million for the three months ended February 28, 2026, due an increase of $6.1 million in the fair value of our Babcock & Wilcox Enterprises, Inc. (“B&W”) common stock warrant and an increase of $3.3 million in the fair value of the derivative assets related to the preferred units and corresponding common units held by APLD HPC TopCo 2’s noncontrolling interest. There was no such gain recorded in the prior year comparative period.
Gain on change in fair value of investment was $3.3 million for the three months ended February 28, 2026, due to an increase of $1.3 million in the fair value of our investment in B&W common stock and an increase of $2.0 million in fair value of our investment in Base Electron, a related party. There was no such gain recorded in the prior year comparative period.
Net loss attributable to common stockholders for the fiscal third quarter 2026 was $100.9 million, or $0.36 per basic and diluted share. This compares to a net loss attributable to common stockholders of $36.1 million, or $0.16 per basic and diluted share for the fiscal third quarter of 2025.
Adjusted revenue, a non-GAAP financial measure, was $108.6 million for the fiscal third quarter 2026 compared to $35.2 million for the fiscal third quarter of 2025.
Adjusted net income, a non-GAAP financial measure, was $33.2 million, or $0.09 per diluted share for the fiscal third quarter 2026. This compares to an adjusted net loss, a non-GAAP financial measure, of $2.6 million, or $0.01 per diluted share, for the fiscal third quarter of 2025.
Adjusted EBITDA, a non-GAAP financial measure, was $44.1 million for the fiscal third quarter 2026 compared to an Adjusted EBITDA of $6.3 million for the fiscal third quarter 2025.

Balance Sheet
As of February 28, 2026, the Company had $2.1 billion in cash, cash equivalents, and restricted cash, along with $2.7 billion in debt.
Conference Call
As previously announced, Applied Digital will host a conference call today, April 8, 2026, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
Participant Dial-In: 1-800-715-9871
Conference ID: 1664159
The conference call will be broadcast live and available for replay for one year here.
Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please get in touch with Applied Digital’s investor relations team at 1-949-574-3860.
A phone replay of the call will also be available from 8:00 p.m. Eastern Time on April 8, 2026, through April 15, 2026, at 11:59 p.m. Eastern Time.
Replay Dial-In: +1-800-770-2030
Playback Passcode: 1664159#
About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud - designs, builds and operates high-performance, sustainably engineered data centers and colocation services for artificial intelligence, cloud, networking, and blockchain workloads. Headquartered in Dallas, TX, and founded in 2021, the Company combines hyperscale expertise, proprietary waterless cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as "intend," “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding lease agreements and any current or prospective data center campus development; (ii) statements about the high-performance computing (HPC) industry; (iii) statements of Company plans and objectives, including the Company’s evolving business model, or estimates or predictions of actions by suppliers; (iv) statements of future economic performance; (v) statements of assumptions underlying other statements and statements about the Company or its business; (vi) the Company’s plans to obtain future project financing; (vii) statements regarding the closing of, the proposed Business Combination; (viii) statements regarding the business to be created by the proposed Business Combination, including the anticipated benefits of ChronoScale’s accelerated compute platform; (ix) statements regarding the combined business and (x) statements regarding the proposed Business Combination enabling both the cloud compute and data center businesses’ ability to scale independently and enhancing shareholder value. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include, among others: our ability to complete construction of our data center campuses as planned; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to artificial intelligence and HPC infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund the ongoing datacenter construction and operations; our ability to obtain financing of datacenter leases on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers, including without limitation, the datacenter leases with CoreWeave and at our Polaris Forge 2 campus and future tenants; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; conditions in the debt and equity capital markets; and, with respect to the proposed Business Combination - our ability to close the proposed Business Combination, including due to possible delays in receipt of regulatory approvals, difficulties and delays in integrating the combined business resulting from the proposed Business Combination, higher than anticipated transaction costs, our ability to realize the contemplated financial, business or strategic benefits associated with the proposed Business Combination. A further list and description of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the Company’s website (www.applieddigital.com) under “Investors,” or on request from the Company. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Use and Reconciliation of Non-GAAP Financial Measures
To supplement our unaudited condensed consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our core business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations. Management considers its Data Center Hosting Business and its HPC Hosting Business to be its core operations for long-run strategic and performance evaluation purposes. Accordingly, these non-GAAP financial measures exclude the results of our Cloud Services Business. The Cloud Services Business is included in our consolidated financial statements and results of continuing operations. Due to its strategic role relative to the Company’s core business, Management believes the Cloud Services Business results may obscure underlying trends in the performance of core operations when included in certain non-GAAP measures.
These non-GAAP financial measures are provided as supplemental measures to our performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. Excluding the results of the Cloud Services Business in our non-GAAP financial measures removes revenues and expenses that are part of the Company’s consolidated results and continuing operations and should not be viewed as measures or reflections of liquidity or profitability in accordance with U.S. GAAP. Further, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this earnings release have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate our business.
Adjusted Revenue
“Adjusted revenue” is a non-GAAP financial measure that represents revenue excluding the Cloud Services Business. Adjusted revenue is Total Revenue excluding Total Revenue from the Cloud Services Business.
Adjusted Operating Income, Adjusted Net Income (Loss), and Adjusted Net Income (Loss) per Diluted Share
“Adjusted operating income” and “Adjusted net income (loss)” are non-GAAP financial measures that represent operating income (loss) and net income (loss) from operations excluding the Cloud Services Business, respectively. Adjusted operating income (loss) is Operating income (loss) excluding operating income (loss) from the Cloud Services Business, and stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, (gain) loss on abandonment of assets, gain on classification of held for sale, accelerated depreciation and amortization, restructuring expenses and other non-recurring expenses that Management believes are not representative of our expected ongoing costs. Adjusted net income (loss) is Adjusted operating income further adjusted for interest expense directly attributable to the Cloud Services Business, gain on change in fair value of derivative, gain on change in fair value of investment, loss on change in fair value of warrants, loss on conversion of debt, loss on change in fair value of debt, loss on extinguishment of related party debt and interest expense on convertible debt. We define “Adjusted net income (loss) per diluted share” as Adjusted net income (loss) divided by weighted average diluted share count.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest expense, net, income tax expense, and depreciation and amortization and excluding results of the Cloud Services Business. “Adjusted EBITDA” also excludes results of the Cloud Services Business and is defined as EBITDA adjusted for stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, gain on classification of held for sale, gain on change in fair value of derivative, gain on change in fair value of investment, (gain) loss on abandonment of assets, loss on conversion of debt, loss on change in fair value of debt, loss on change in fair value of warrants, loss on extinguishment of related party debt, restructuring expenses and other non-recurring expenses that Management believes are not representative of our expected ongoing costs.

Investor Relations Contacts	Media Contact
Matt Glover or Ralf Esper	Buffy Harakidas, EVP
Gateway Group, Inc.	JSA (Jaymie Scotto & Associates)
(949) 574-3860	(856) 264-7827
APLD@gateway-grp.com	jsa_applied@jsa.net

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	February 28, 2026	May 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,730,440	$43,950
Restricted cash	198,423	72,368
Accounts receivable	20,753	6,830
Prepaid expenses and other current assets	478,705	9,652
Total current assets	2,428,321	132,800
Property and equipment, net	3,011,751	1,252,287
Operating lease right of use assets, net	77,457	92,335
Finance lease right of use assets, net	135,581	213,315
Other assets	593,708	179,353
TOTAL ASSETS	$6,246,818	$1,870,090

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$377,429	$251,491
Accrued liabilities	376,985	30,121
Current portion of operating lease liability	18,101	16,785
Current portion of finance lease liability	51,151	147,040
Current portion of debt	98,174	10,331
Customer deposits	16,752	16,125
Deferred revenue	12,550	3,594
Due to customer	2,658	4,807
Other current liabilities	65,518	19,431
Total current liabilities	1,019,318	499,725
Long-term portion of operating lease liability	45,051	58,800
Long-term portion of finance lease liability	20,502	15
Long-term debt	2,594,501	677,825
Total liabilities	3,679,372	1,236,365
Commitments and contingencies (Note 14)
Temporary equity
Series E preferred stock, $0.001 par value, 2,000,000 shares authorized, 301,673 shares issued and 281,673 shares outstanding at February 28, 2026, and 301,673 shares issued and outstanding at May 31, 2025	6,432	6,932
Series E-1 preferred stock, $0.001 par value, 62,500 shares authorized, 62,500 shares issued and 62,189 shares outstanding at February 28, 2026, and 62,500 shares issued and 62,485 shares outstanding at May 31, 2025	56,728	57,011
Series G preferred stock, $0.001 par value, 1,030,000 shares authorized, no shares issued and outstanding at February 28, 2026, and 78,000 shares issued and outstanding at May 31, 2025	—	72,094
Redeemable noncontrolling interest	923,065	—
Stockholders' equity:
Common stock, $0.001 par value, 600,000,000 shares authorized, 292,549,415 shares issued and 285,384,115 shares outstanding at February 28, 2026, and 234,200,868 shares issued and 224,909,669 shares outstanding at May 31, 2025	293	230
Treasury stock, 7,165,300 shares at February 28, 2026 and 9,291,199 shares at May 31, 2025, at cost	(52,737)	(31,400)
Additional paid in capital	2,216,722	1,009,913
Accumulated deficit	(583,057)	(481,055)
Total stockholders’ equity attributable to Applied Digital Corporation	1,581,221	497,688
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$6,246,818	$1,870,090

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Revenue:
Revenue	$126,637	$52,921	$352,562	$175,567
Related party revenue	—	—	—	1,926
Total revenue	126,637	52,921	352,562	177,493
Costs and expenses:
Cost of revenues (1)	72,832	49,141	235,398	162,562
Selling, general and administrative (2) (3)	79,723	22,723	166,814	66,852
Loss (gain) on classification of held for sale (4)	59,650	—	59,650	(24,616)
Loss on abandonment of assets	99	—	2,343	769
Total costs and expenses	212,304	71,864	464,205	205,567
Operating loss	(85,667)	(18,943)	(111,643)	(28,074)
Interest (income) expense, net	(2,387)	8,897	18,883	23,687
Gain on change in fair value of derivatives	(9,417)	—	(22,543)	—
Gain on change in fair value of investment (5)	(3,305)	—	(6,072)	—
Loss on conversion of debt	—	—	—	33,612
Loss on change in fair value of debt	—	—	—	85,439
Loss on extinguishment of debt	—	1,177	—	1,177
Loss on change in fair value of warrants	—	6,421	—	6,421
Net loss before income tax expense	(70,558)	(35,438)	(101,911)	(178,410)
Income tax (benefit) expense	(2)	117	21	118
Net loss	(70,556)	(35,555)	(101,932)	(178,528)
Net loss attributable to redeemable noncontrolling interest	(28,747)	—	(31,910)	—
Preferred dividends	(1,558)	(540)	(4,705)	(1,213)
Net loss attributable to common stockholders	$(100,861)	$(36,095)	$(138,547)	$(179,741)

Basic and diluted net loss per share attributable to common stockholders	$(0.36)	$(0.16)	$(0.51)	$(0.93)
Basic and diluted weighted average number of shares outstanding	281,982,553	222,454,578	271,670,830	193,405,721
(1)Includes depreciation and amortization of $19.5 million and $17.5 million for the three months ended February 28, 2026 and February 28, 2025, and $30.4 million and $75.4 million for the nine months ended February 28, 2026 and February 28, 2025, respectively.
(2)Includes depreciation and amortization of $1.3 million and $1.2 million for the three months ended February 28, 2026 and February 28, 2025, and $3.1 million and $4.1 million for the nine months ended February 28, 2026 and February 28, 2025, respectively.
(3)Includes related party selling, general and administrative expense of $0.1 million for each of the three months ended February 28, 2026 and February 28, 2025, and $0.2 million for each of the nine months ended February 28, 2026 and February 28, 2025, respectively.
(4)Includes $25 million received in connection with the sale of the Company’s Garden City facility upon the achievement of conditional approval requirements and escrowed funds were released during the nine months ended February 28, 2025.
(5)Includes related party gain on change in fair value of investment of $2.0 million for each of the three and nine months ended February 28, 2026. See Note 5 - Related Party Transactions for further discussion of related party transactions.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Nine Months Ended
	February 28, 2026	February 28, 2025
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(101,932)	$(178,528)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,552	79,540
Stock-based compensation	94,741	10,233
Lease expense	16,310	23,911
Gain on change in fair value of derivatives	(22,543)	—
Gain on change in fair value of investment	(6,072)	—
Loss on extinguishment of related party debt	—	1,177
Non-cash interest expense	74,989	11,515
Loss (gain) on classification of held for sale	59,650	(24,616)
Loss on conversion of debt	—	33,612
Loss on change in fair value of debt	—	85,439
Loss on abandonment of assets	2,343	769
Loss on change in fair value of warrants issued	—	6,421
Changes in operating assets and liabilities:
Accounts receivable	(13,923)	(10,722)
Prepaid expenses and other current assets	(88,229)	(4,072)
Customer deposits	627	2,306
Related party customer deposits	—	(1,549)
Deferred revenue	8,956	(32,795)
Related party deferred revenue	—	(1,692)
Accounts payable	(171,583)	(88,378)
Accrued liabilities	64,613	(12,319)
Due to customer	(2,149)	(8,195)
Lease assets and liabilities	14,773	(13,557)
Other assets	(6,983)	(757)
CASH FLOW USED IN OPERATING ACTIVITIES	(42,860)	(122,257)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(1,576,697)	(483,340)
Proceeds from satisfaction of contingency on sale of assets	—	25,000
Finance lease prepayments	—	(4,840)
Investment in companies	(17,000)	(2,498)
CASH FLOW USED IN INVESTING ACTIVITIES	(1,593,697)	(465,678)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(94,455)	(93,992)
Borrowings of long-term debt	2,504,863	650,000
Repayments of long-term debt	(432,536)	(290,535)
Payment of deferred financing costs	(81,168)	(42,903)
Tax payments for restricted stock upon vesting	(24,838)	(2,970)
Noncontrolling interest contributions	900,000	—
Noncontrolling interest issuance costs	(62,018)	—
Proceeds from issuance of common stock	196,366	191,590
Common stock issuance costs	(5,949)	(10,253)
Proceeds from issuance of preferred stock	739,998	100,489
Preferred stock issuance costs	(11,868)	(8,914)
Redemption of preferred stock	(793)	—
Dividends issued on preferred stock	(4,705)	(1,213)
Warrant issuance costs	(8,250)	—
Exercise of warrants	6,265	—
Proceeds from issuance of SAFE agreement included in long-term debt	—	12,000
Repurchase of shares	—	(31,342)
Proceeds from convertible notes	—	450,000
Purchase of capped call options	—	(51,750)
Purchase of prepaid forward contract	—	(52,736)
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	3,620,912	817,471

	Nine Months Ended
	February 28, 2026	February 28, 2025

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,984,355	229,536
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	123,318	31,688
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	2,107,673	261,224

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$93,455	$54,855
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	—	20,280
Finance right-of-use assets obtained by lease obligation	$25,214	$106,754
Property and equipment in accounts payable and accrued liabilities	$(564,230)	$142,787
Conversion of debt to common stock	$—	$104,945
Consideration for guarantee of an affiliate's obligations	$2,000	$—
Conversion of preferred stock to common stock	$800,214	$53,191
Cashless exercise of warrants	$1	$5
Issuance of warrants, at fair value	$104,705	$50,586
Non-cash dividends paid in-kind	$(31,980)	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended		Nine Months Ended
	February 28, 2026	February 28, 2025	February 28, 2026	February 28, 2025
Adjusted revenue
Total Revenue (GAAP)	$126,637	$52,921	$352,562	$177,493
Less: Cloud Services Business revenue	(18,087)	(17,754)	(53,207)	(71,313)
Adjusted revenue (Non-GAAP)	$108,550	$35,167	$299,355	$106,180

Adjusted operating income
Operating loss (GAAP)	$(85,667)	$(18,943)	$(111,643)	$(28,074)
Operating loss from the Cloud Services Business	52,194	10,308	24,919	31,928
Stock-based compensation	48,946	9,035	91,444	10,935
Non-recurring repair expenses (1)	107	3	280	173
Diligence, acquisition, disposition and integration expenses (2)	6,145	992	20,904	12,360
Litigation expenses (3)	320	174	872	1,341
(Gain) loss on abandonment of assets	(7)	—	1,744	769
Gain on classification of held for sale	—	—	—	(24,616)
Accelerated depreciation and amortization (4)	—	—	—	45
Restructuring expenses (5)	358	43	1,093	43
Other non-recurring expenses (6)	3,219	271	4,001	558
Adjusted operating income (Non-GAAP)	$25,615	$1,883	$33,614	$5,462
Adjusted operating margin	24%	5%	11%	5%

Adjusted net income (loss)
Net loss (GAAP)	$(70,556)	$(35,555)	$(101,932)	$(178,528)
Operating loss from the Cloud Services Business	52,194	10,308	24,919	31,928
Interest expense directly attributable to the Cloud Services Business	2,058	4,541	7,897	13,444
Stock-based compensation	48,946	9,035	91,444	10,935
Non-recurring repair expenses (1)	107	3	280	173
Diligence, acquisition, disposition and integration expenses (2)	6,145	992	20,904	12,360
Litigation expenses (3)	320	174	872	1,341
(Gain) loss on abandonment of assets	(7)	—	1,744	769
Gain on classification of held for sale	—	—	—	(24,616)
Accelerated depreciation and amortization (4)	—	—	—	45
Gain on change in fair value of derivative	(9,417)	—	(22,543)	—
Gain on change in fair value of investment	(3,305)	—	(6,072)	—
Loss on change in fair value of warrants	—	6,421	—	6,421
Loss on conversion of debt	—	—	—	33,612
Loss on change in fair value of debt	—	—	—	85,439
Loss on extinguishment of debt	—	1,177	—	1,177
Restructuring expenses (5)	358	43	1,093	43

Interest expense on convertible debt (7)	3,094	—	—		—
Other non-recurring expenses (6)	3,219	271	4,001		558
Adjusted net income (loss) (Non-GAAP)	$33,156	$(2,590)	$22,607		$(4,899)
Diluted weighted average number of shares outstanding (Non-GAAP) (8)	382,306,393	222,454,578	325,850,275		193,405,721
Adjusted net income (loss) per diluted share (Non-GAAP)	$0.09	$(0.01)	$0.07		$(0.03)

EBITDA and Adjusted EBITDA
Net loss (GAAP)	$(70,556)	$(35,555)	$(101,932)		$(178,528)
Operating loss from the Cloud Services Business	52,194	10,308	24,919		31,928
Interest (income) expense, net	(2,387)	8,897	18,883		23,687
Income tax (benefit) expense	(2)	117	21		118
Depreciation and amortization (4)	18,524	4,375	31,263		13,230
EBITDA (Non-GAAP)	$(2,227)	$(11,858)	$(26,846)		$(109,565)
Stock-based compensation	48,946	9,035	91,444		10,935
Non-recurring repair expenses (1)	107	3	280		173
Diligence, acquisition, disposition and integration expenses (2)	6,145	992	20,904		12,360
Litigation expenses (3)	320	174	872		1,341
Research and development expenses (4)	—	—	—		—
Gain on classification of held for sale	—	—	—		(24,616)
Gain on change in fair value of derivative	(9,417)	—	(22,543)		—
Gain on change in fair value of investment	(3,305)	—	(6,072)		—
(Gain) loss on abandonment of assets	(7)	—	1,744		769
Loss on conversion of debt	—	—	—	—	33,612
Loss on change in fair value of debt	—	—	—		85,439
Loss on change in fair value of related party debt	—	—	—		—
Loss on change in fair value of warrants	—	6,421	—		6,421
Loss on extinguishment of debt	—	—	—		—
Loss on extinguishment of debt	—	1,177	—		1,177
Loss on legal settlement	—	—	—		—
Restructuring expenses (5)	358	43	1,093		43
Other non-recurring expenses (6)	3,219	271	4,001		558
Adjusted EBITDA (Non-GAAP)	$44,139	$6,258	$64,877		$18,647
(1)Represents costs incurred for the non-recurring repair and replacement of equipment at our data center facilities.
(2)Represents legal, accounting and consulting costs incurred in association with certain discrete transactions and projects.
(3)Represents non-recurring litigation expense associated with our defense of class action lawsuits and legal fees related to matters with certain former employees. We do not expect to incur these expenses on a regular basis.
(4)Represents the acceleration of expense related to assets that were abandoned by us due to operational failure or other reasons. Depreciation and amortization in this amount is included in Depreciation and Amortization expense within our calculation of EBITDA, and therefore is not added back as a management adjustment in our calculation of Adjusted EBITDA.
(5)Represents non-recurring expenses associated with employee separations.
(6)Represents expenses that are not representative of our expected ongoing costs.

(7)Represents interest expense excluded from the calculation of Adjusted net income (loss) per diluted share (Non-GAAP) that would occur if the Convertible Notes had been converted into stock at the beginning of the period. This adjustment is only present in periods where its effect would be dilutive.
(8)Includes shares that would be issued upon conversion of our outstanding Convertible Notes totaling 46,144,395 shares.